Exhibit 15.1

CRYSTALLEX INTERNATIONAL CORPORATION

Charter – Audit Committee

1.	General

(1)	The board of directors (Board) of Crystallex International Corporation (Corporation) has established the Audit Committee (Committee) to assist the Board in fulfilling its corporate governance and oversight responsibilities with respect to accounting and financial reporting processes, internal financial control structure, financial risk management systems and external audit function.

(2)	The composition, responsibilities and authority of the Committee are set out in this Charter.

(3)	This Charter and the by-laws of the Corporation and such other procedures, not inconsistent therewith, as the Committee may adopt from time to time shall govern the meetings and procedures of the Committee.

2.	Composition

(1)	The Committee shall be composed of at least three directors of the Corporation (Members):

(a)	all of whom are independent (as determined by the Board in accordance with the Policy on Independence of Directors of the Corporation);

(b)	all of whom are financially literate (ie, have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the accounting issues that can reasonably be expected to be raised by the financial statements of the Corporation); and

(c)	at least one of whom is financially sophisticated (ie, has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in his/her financial sophistication).

(2)	Members shall be appointed by the Board and shall serve until they resign, cease to be a Director or are removed or replaced by the Board.

(3)	The Board shall designate one of the Members as chair of the Committee (Chair).

(4)	The Secretary of the Corporation shall be secretary of the Committee (Secretary).

3.	Responsibilities

The Committee shall assist the Board in fulfilling its corporate governance and oversight responsibilities with respect to accounting and financial reporting processes, internal financial control structure, financial risk management systems and external audit function.

The Committee shall have the responsibilities set out below.

3.1	Managing, on behalf of the Shareholders of the Corporation, the Relationship between the Corporation and its External Auditors

The Committee shall be responsible for managing, on behalf of the shareholders of the Corporation, the relationship between the Corporation and its external auditors, including:

(a)	appointing the external auditors, subject to shareholder approval;

(b)	setting the compensation of the external auditors;

(c)	overseeing the work of the external auditors, including the resolution of disagreements between management and the external auditors with respect to financial reporting;

(d)	pre-approving all audit services and permitted non-audit services to be provided to the Corporation and its subsidiary entities by the external auditors;

(e)	having the external auditors report to the Committee in a timely manner with respect to all required matters, including those set out in paragraph 3.2;

(f)	reviewing and approving the hiring policies of the Corporation with respect to present and former partners and employees of the current and former external auditors;

(g)	overseeing the rotation of the audit partner having primary responsibility for the external audit of the Corporation, the audit partner responsible for reviewing the external audit and the external auditors at such intervals as may be required;

(h)	overseeing any change in the external auditors, including the notice of change of auditors required under applicable laws; and

(i)	reviewing and assessing the performance, independence and objectivity of the external auditors.

3.2	Overseeing the External Audit

The Committee shall be responsible for overseeing the external audit of the Corporation, including:

(a)	reviewing and approving the engagement letter and the audit plan, including financial risk areas identified by the external auditors and management, and facilitating coordination where more than one audit firm is involved;

(b)	reviewing and assessing the accounting and reporting practices and principles used by the Corporation in preparing its financial statements, including:

(1)	all significant accounting policies and practices used, including any changes from preceding years and any proposed changes for future years;

(2)	all significant financial reporting issues, estimates and judgments made;

(3)	all alternative treatments of financial information discussed by the external auditors and management, the results of such discussions and the treatments preferred by the external auditors;

(4)	any material issues identified by the external auditors with respect to the adequacy of the internal financial control structure and any special audit steps adopted in light of material deficiencies or weaknesses;

(5)	the effect of regulatory and accounting initiatives and off-balance sheet transactions or structures on the financial statements;

(6)	any errors or omissions in, and any required restatement of, the financial statements for preceding years;

(7)	all significant tax issues;

(8)	the reporting of all material contingent liabilities and related party transactions; and

(9)	any material written communications between the external auditors and management;

(c)	reviewing and assessing the results of the external audit and the external auditors’ opinion on the financial statements, including:

(1)	the scope and quality of the external and internal audit work performed;

(2)	the resources required to carry out the audit work performed;

(3)	the cooperation and any lack of cooperation received by the external auditors from employees of the Corporation; and

(4)	the contents of the audit report;

(d)	reviewing and discussing with the external auditors and management any management or internal control letters issued or proposed to be issued by the external auditors;

(e)	reviewing and discussing with the external auditors any problems or difficulties encountered by them in the course of their audit work and management’s response (including any restrictions on the scope of activities or access to requested information and any significant disagreements with management); and

(f)	reviewing and discussing with legal counsel and other advisors matters that may have a material impact on the financial statements, operations, assets or compliance policies of the Corporation and any material reports or enquiries received by the Corporation and its subsidiary entities from regulators or government agencies.

3.3	Reviewing and Approving and Recommending to the Board for Approval the Financial Statements, MD&A and Interim Reports of the Corporation

The Committee shall review and approve, and where required recommend to the Board for approval, the financial statements, management’s discussion and analysis of financial condition and results of operations (MD&A) and interim financial reports of the Corporation and other public disclosure of financial information extracted from the financial statements of the Corporation with particular focus on:

(a)	the quality and appropriateness of accounting and reporting practices and principles and any changes thereto;

(b)	major estimates or judgments, including alternative treatments of financial information discussed by management and the external auditors, the results of such discussions and the treatments preferred by the external auditors;

(c)	material financial risks;

(d)	material transactions;

(e)	material adjustments;

(f)	compliance with loan agreements;

(g)	material off-balance sheet transactions and structures;

(h)	related party transactions;

(i)	compliance with accounting standards;

(j)	compliance with legal and regulatory requirements; and

(k)	disagreements with management.

3.4	Overseeing Internal Financial Control Structure and Financial Risk Management Systems

The Committee shall be responsible for overseeing the internal financial control structure and financial risk management systems of the Corporation, including:

(a)	reviewing and discussing with management and the external auditors the quality and adequacy of the internal control over financial reporting structure of the Corporation including any material deficiencies or weakness and the steps taken by management to rectify these deficiencies or weaknesses;

(b)	reviewing and discussing with management and the external auditors the quality and adequacy of the financial risk management systems of the Corporation including the major financial risk exposures of the Corporation and the steps taken by management to monitor and control these exposures;

(c)	reviewing and discussing with management and the external auditors the establishment of and compliance with the Code of Business Conduct and Ethics of the Corporation; and

(d)	reviewing and discussing with the Chief Executive Officer and the Chief Financial Officer of the Corporation the procedures undertaken by them in connection with the certifications required to be given by them in connection with annual and other filings required to be made by the Corporation under applicable securities laws.

3.5	Establish and Review Certain Procedures

The Committee shall establish adequate procedures, or require that adequate procedures are established, with respect to the following and shall annually assess the adequacy of these procedures:

(a)	the review of the public disclosure of financial information extracted from the financial statements of the Corporation;

(b)	the receipt, retention and treatment of complaints received by the Corporation with respect to accounting, internal accounting controls or auditing matters; and

(c)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

3.6	Other

The Committee shall:

(a)	in cooperation with the Board and management, develop a calendar of activities and a meeting schedule for each year;

(b)	review the operating and capital budgets of the Corporation;

(c)	annually and more frequently if appropriate, review the funding and administration of the employee benefit plans of the Corporation; and

(d)	review and discuss with management and the external auditors any material difficulties or problems with regulatory or government agencies with respect to financial matters and management’s response thereto.

3.7	Matters for which the Audit Committee is not Responsible

The Committee is not responsible for those matters which are the responsibility of management or the external auditors including:

(a)	planning and conducting the external audit;

(b)	ensuring that the financial statements of the Corporation have been prepared in accordance with generally accepted accounting principles;

(c)	ensuring that the financial statements of the Corporation and the other financial information of the Corporation contained in regulatory filings and other public disclosure of the Corporation fairly present in all material respects the financial condition, results of operations and cash flows of the Corporation;

(d)	ensuring the adequacy of the internal control over financial reporting structure and the financial risk management systems of the Corporation; and

(e)	ensuring compliance with applicable laws and regulations or the Code of Business Conduct and Ethics of the Corporation.

4.	Authority

(1)	The Committee is authorized to carry out its responsibilities as set out in this Charter and to make recommendations to the Board arising therefrom.

(2)	The Committee may delegate to the Chair and to the Chief Financial Officer of the Corporation (CFO) the authority, within specified limits, to authorize in advance all engagements of the external auditors to provide pre-approved services to the Corporation and its subsidiary entities. The Chair and the CFO shall report all engagements authorized by them to the Committee at its next meeting.

(3)	The Committee shall have direct and unrestricted access to the external auditors, officers and employees and information and records of the Corporation.

(4)	The Committee is authorized to retain, and to set and pay the compensation of, independent legal counsel and other advisors if it considers this appropriate.

(5)	The Committee is authorized to invite officers and employees of the Corporation and outsiders with relevant experience and expertise to attend or participate in its meetings and proceedings if it considers this appropriate.

(6)	The external auditors shall have direct and unrestricted access to the Committee and shall report directly to the Committee.

(7)	The Corporation shall pay directly or reimburse the Committee for the expenses incurred by the Committee in carrying out its responsibilities.

5.	Meetings and Proceedings

(1)	The Committee shall meet at least five times each year and not less frequently than once each calendar quarter.

(2)	Any Member or the Secretary may call a meeting of the Committee. The external auditors or the CFO may ask a Member to call a meeting of the Committee.

(3)	The Chair is responsible for the agenda of each meeting of the Committee, including input from the officers and employees of the Corporation, the external auditors, other Members and other directors of the Corporation as appropriate. Meetings will include presentations by management or professional advisors and consultants when appropriate and allow sufficient time to permit a full and open discussion of agenda items.

(4)	Unless waived by all Members, a notice of each meeting of the Committee confirming the date, time, place and agenda of the meeting, together with any supporting materials, shall be forwarded to each Member at least three days before the date of the meeting.

(5)	The quorum for each meeting of the Committee is two Members. In the absence of the Chair, the other Members may appoint one of their number as chair of a meeting. The chair of a meeting shall not have a second or casting vote.

(6)	The Chair or his delegate shall report to the Board following each meeting of the Committee.

(7)	The Secretary or his delegate shall keep minutes of all meetings of the Committee, including all resolutions passed by the Committee. Minutes of all meetings shall be distributed to the Members and the other directors of the Corporation after preliminary approval thereof by the Chair.

(8)	An individual who is not a Member may be invited to attend a meeting of the Committee for all or part of the meeting. The Chair of the Board, the President and Chief Executive Officer of the Corporation, the CFO and the engagement partners at the external auditors have a standing invitation to attend all meetings of the Committee except those meetings or parts of meetings where the Committee meets alone or in private session with management, the external auditors or professional advisors and consultants.

(9)	The Committee shall meet regularly alone and in private sessions with management and the external auditors to facilitate full communication.

6.	Self Assessment

(1)	The Committee and the Board shall annually assess the effectiveness of the Committee with a view to ensuring that the performance of the Committee accords with best practices.

(2)	The Committee and the Board shall annually review and update this Charter as required.